INDEPENDENT AUDITORS' REPORT

To the Stockholders
Phoenix Forms, Inc. d/b/a Resolutions
Suwanee, GA

We have audited the accompanying balance sheet of Phoenix Forms, Inc. d/b/a Resolutions as of December 31, 2004 and the related statements of income and deficit and cash flows for the period February 29, 2004 (Inception) through December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phoenix Forms, Inc. d/b/a Resolutions as of December 31, 2004 and the results of its operations and its cash flows for the period February 29, 2004 (Inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Babush, Neiman, Kornman & Johnson, LLP

January 27, 2005

BALANCE SHEET
DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash	$229,806
Accounts receivable (net of allowance $7,000)	188,270
Inventories	148,083
Prepaid expenses	21,387
Total Current Assets	587,546

NET PROPERTY AND EQUIPMENT	158,786

OTHER ASSETS
Intangibles, net	410,659
Software development costs, net	357,632
Other	9,039
Total Other Assets	777,330

TOTAL ASSETS	$1,523,662

See notes to financial statements.

BALANCE SHEET
DECEMBER 31, 2004

(Continued)

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$201,182
Accrued expenses	19,459
Current portion of note payable	231,964
Notes payable-stockholders	30,000
Other liabilities	5,622
Deerred revenues	720,955
Total Current Liabilities	1,209,182

LONG-TERM LIABILITIES
Long term portion of note payable	314,784

TOTAL LIABLILITES	1,523,966

STOCKHOLDERS' DEFICIT
Common stock, no par value
2,000,000 shares authorized,
1,700,000shares issued and outstanding	170,000
Deficit	(170,304)
Total Stockholders' Deficit	(304)

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$1,523,662

See notes to financial statements.

STATEMENT OF INCOME AND
DEFICIT
FOR THE PERIOD FEBRUARY 29, 2004 (INCEPTION)
THROUGH DECEMBER 31, 2004

REVENUES
Software support	$1,147,720
Software products	304,499
Installation services	369,700
Total Revenues	1,821,919

COST OF SALES	311,852

GROSS PROFIT	1,510,067

OPERATING EXPENSES
(including interest expense of $31,010)	1,686,724

OPERATING LOSS	(176,657)

OTHER INCOME	6,353

NET LOSS	(170,304)

DEFICIT- Beginning	-

DEFICIT- Ending	$(170,304)

See notes to financial statements.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FEBRUARY 29, 2004 (INCEPTION) THROUGH
DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(170,304)
Adjustments to reconcile net loss to net cash provided by
operating activities
Depreciation	36,061
Amortization	197,965
Changes in operating assets and liabilites:
Accounts receivable	(188,270)
Inventory	(148,083)
Prepaid expenses	(21,387)
Other assets	(9,039)
Accounts payable and accrued expenses	220,641
Other liabilities	5,622
Deferred revenues	720,955
Net Cash Provided by Operating Activities	644,161

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(194,847)
Purchase of intangibles	(492,791)
Purchase of internally developed software	(473,465)
Net Cash Used by Investing Activities	(1,161,103)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term note payable	600,000
Repayment of long-term note payable	(53,252)
Proceeds from notes payable stockholders	30,000
Proceeds from issuance of common stock	170,000
Net Cash Provided by Financing Activities	746,748

NET INCREASE IN CASH	229,806

CASH, beginning	-

CASH, ending	$229,806

SUPPLEMENTAL DISCLOSURES
Interest paid	$25,690

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

A.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Organization

Phoenix Forms, Inc. d/b/a Resolutions (the Company) develops and sells software.  The Company also sells and services software support contracts and purchases software for resale.  The Company was formed on February 29, 2004.  At that time, the Company purchased the business segment that specializes in business forms software from Inter-American Data, Inc.  The purchase included the right to do business as Resolutions, fixed assets, internally developed software, assumption of accounts receivable and accounts payable and customer contracts in exchange for cash and a note payable to the stockholders of Inter-American Data, Inc.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable represent customer obligations due under trade terms.  Management reviews accounts receivable on a regular basis to determine if any such amounts will be uncollectible.  The Company has a general reserve for doubtful accounts that represents approximately 5% of the accounts receivable balance at the end of a period.  When an account is considered to be uncollectible, the receivable is written off against the allowance.  Actual write-offs might exceed the recorded allowance.

Inventory

Inventory consists primarily of software and software licenses purchased for resale.  Inventories are stated at the lower of cost or market.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization.  Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.  When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in the results of operations.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Intangibles

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assests," intangible assets, consisting of internally developed software and purchased customer support contracts, are recorded at the fair market value at the time of purchase.  The software and contracts are being amortized over three and five years respectively.  The Company evaluates the contracts annually for impairment.

Software Development Costs

In accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the company capitalizes the direct costs and allocated overhead associated with the development of software products.  Initial costs are charged to operations as research prior to the development of software products.  Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.

Capitalized costs are amortized over the estimated product life on the straight-line basis and are carried at the lower of book value or net realizable value.

Revenue Recognition

Revenue is recognized on an accrual basis for software purchased through the Company.  Revenues from maintenance and support contracts are recognized on a straight line method over the length of the contract, generally 12 or 24 months.  Revenues from prepaid development service plans are recognized based on actual development service hours incurred.

Advertising

The Company expenses advertising costs as incurred.  Advertising expense for the period ending December 31, 2004 was $59,435.

          Income Taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation.  In lieu of corporation income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income or receive the benefit of operating losses, as limited by their basis.  Therefore, no provision for income taxes has been included in the financial statements.

Cash and cash equivalents

For the purpose of the statement of cash flows, the Company considers demand deposits at banks and money market funds, to be cash equivalents.

B.     PROPERTY AND EQUIPMENT

     Property and equipment are summarized by major classification as follows at December 31, 2004:

	Depreciable
	Lives

Computer equipment	2 - 5 years	$74,441
Furniture and fixtures	4 - 7 years	37,099
Software and licenses	3 years	83,307
Total Property and Equipment		194,847
Less accumulated depreciation		(36,061)
Net property and equipment		$158,786

C.      INTANGIBLES

Intangibles consist of customer contracts purchased on February 29, 2004.  These contracts are amortized over 5 years.  Intangible were as follows at December 31, 2004:

Customer Contracts	$492,791
Less accumulated amortization	(82,132)
Intangibles, net	$410,659

D.     SOFTWARE DEVELOPMENT COSTS

Upon completion of the product, software development costs are amortized over a three year period using the straight line method.  Software development costs were as follows at December 31, 2004:

Amortizable costs	$417,000
Unfinished software costs	56,465
Less accumulated amortization	(115,833)
Net capitalization software
development costs	$357,632

At December 31, 2004, there was $56,465 in costs associated with unfinished products.  This amount has not been amortized.

E.     NOTES PAYABLE - STOCKHOLDERS

At December 31, 2004, the Company had $30,000 outstanding in notes payable to stockholders.  The notes accrue interest at 7.5%.  The interest is required to be paid by quarterly payments beginning October 1, 2004 and continuing every quarter thereafter through October 1, 2005 at which date the principal balance will be due and payable.  The notes are unsecured.  At December 31, 2004, interest paid on these notes was $0 and interest accrued was $1,093.

F.     NOTE PAYABLE

The Company has a promissory note for assets purchased February 29, 2004. The note is in the amount of $600,000 and requires interest at the rate of 7.5%.  The note term is for three years and requires monthly installments of principal and interest of $22,092.  The note is secured by all the assets of the Company.

Aggregate maturities of long-term debt are as follows:

Year ending December 31,
2005	$231,964
2006	249,972
2007	64,812
$546,748

G.     OPERATING LEASE COMMITMENTS

 The Company leases security system equipment under a non-cancelable operating lease that expires in November 2005.

At December 31, 2004, the approximate future minimum rental commitments under this agreement are as follows:

Year ending December 31, 2005	$2,701

            See Note H for related party commitments.

Total rent expense for the period net of sublease, was $27,868.

H.      RELATED PARTY TRANSACTIONS

On February 29, 2004 a related party purchased the entire premises lease obligation on behalf of the Company from the lessor for a single lump sum payment of $69,000.  The Company reimburses the related party $3,450 a month plus interest at an annual rate of 7.5% through the end of the lease.  The lease ends October 31, 2005.  The lease is the obligation of the related party.  The Company has an obligation to the related party.  Payments to the related party are classified as rent.

At December 31, 2004 the future commitment to the related party under this agreement is as follows:

Year ending December 31, 2005	$36,806

As of December 31, 2004, the Company owes the stockholder $30,953 for unreimbursed business expenses.  This amount is reflected in accounts payable as of December 31, 2004.

I.        PROFIT SHARING PLAN

The Company offers a 401 (k) retirement plan to its employees.  The plan covers all full-time employees with at least 6 months of service.  The plan is funded by employee contributions and discretionary employer matching contributions.  The matching contribution for the period February 29, 2004 through December 31, 2004 was $5,119.

J.       INTENDED SALE OF THE COMPANY

On October 29, 2004, Village EDOCS submitted a letter of intent to purchase the Company.  On December 21, 2004, this letter of intent was superseded by a modified letter of intent.  The modified letter of intent was accepted by the stockholders of the Company.  In exchange for 100% of the assets of the Company, Village EDOCS has offered $500,000 cash, assumption of the remaining balance of the note with Bonnie Golden and John Moran and warrants for 8,000,000 shares of restricted common stock of Village EDOCS priced at market close

The sale is in the process of being finalized.